                                                                     Exhibit 5.1

                         Morgan, Lewis & Bockius LLP
                                 101 Park Avenue
                            New York, New York 10178

May 19, 2003

Sierra Health Services, Inc.
2724 North Tenaya Way
Las Vegas, Nevada 89128

Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

     We have acted as special New York counsel to Sierra Health Services,  Inc., a Nevada  corporation  (the  "Company"),  in connection with the preparation and filing with the  Securities  and Exchange  Commission  (the  "Commission")  of a
Registration  Statement  on  Form  S-3,  including  the  exhibits  thereto  (the
"Registration  Statement"),  under the  Securities  Act of 1933, as amended (the
"Securities  Act"),  in  connection  with the  registration  by the  Company  of
$115,000,000  aggregate principal amount of 2 1/4% Senior Convertible Debentures due 2023 (the "Debentures") and 8,863,853 shares of common stock of the Company,
$.005 par value per share, issuable upon conversion or payment of the Debentures that may be offered and sold by certain  holders of the Debentures  from time to time, as set forth in the Registration Statement.

     The  Debentures  were issued under an  Indenture  dated as of March 3, 2003
(the "Indenture"),  between the Company and Wells Fargo Bank Minnesota,  N.A., a national  banking  association,  as  Trustee,  which  will  be  filed  with  the
Commission as an Exhibit to the Registration Statement.

     In connection  with this opinion,  we have examined and relied on originals or copies,  certified or otherwise  identified to our  satisfaction,  of (i) the
Registration Statement,  (ii) the Preliminary Prospectus included therein, (iii)
the Indenture, (iv) the form of Debentures,  and (v) such certificates of public officials, certificates of officers of the Company, corporate records, documents and other  certificates,  opinions  and  instruments,  and have made such  other investigations,  as we have deemed  relevant  and  necessary  as a basis for the opinions hereinafter expressed.

     In all  examinations  made by us in connection with the opinions  expressed herein, we have assumed the genuineness of all signatures, the legal capacity of
all  natural  persons  executing  agreements,   instruments  or  documents,  the
completeness  and  authenticity of all records and documents  submitted to us as originals,  the  conformity  with the  originals  of all records  and  documents submitted to us as copies.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein,  we are of the opinion that,  assuming the Debentures are legally valid  and  binding  obligations  under  the laws of the  State of  Nevada,  the
Debentures constitute legally valid and binding obligations of the Company.

     We are  expressing  the opinion above as members of the Bar of the State of
New York and  express  no opinion as to any law other than the laws of the State of New York.

     We hereby  consent  to the  filing of this  opinion  as an  exhibit  to the
Registration  Statement  and to the  reference  to us under the  heading  "Legal
Matters"  in the  prospectus  that is part of such  Registration  Statement.  In giving  such  consent,  we do not  thereby  admit that we are acting  within the category of persons whose consent is required  under Section 7 of the Securities
Act or the rules and regulations of the Commission thereunder.

                                            Very truly yours,

                                            /s/  Morgan, Lewis & Bockius LLP